                                                                   EXHIBIT 10.16

SUBLESSOR:  Cobalt Networks, Inc.,      SUBLEASED PREMISES: Approximately 10,230
            a California corporation    rentable square feet of the Premises,
                                        commonly known as 515-B Ellis Street,
                                        Mountain View, California

SUBLESSEE:  PMC-Sierra, Inc.            DATE: February 26, 2000
            a Delaware corporation

1.       PARTIES:

         This Sublease is made and entered into as of February 26, 2000, by and between Cobalt Networks, Inc., a California corporation ("Sublessor"), and PMC-Sierra, Inc., a Delaware corporation ("Sublessee"). Pursuant to that certain Renault & Handley Industrial & Commercial Real Estate Lease dated as of September 28, 1999, entered into between Kifer Investment Co. ("Lessor"), as Lessor, and Sublessor, as tenant, as amended by that certain First Amendment to Lease dated as of January 27, 2000 (as amended, the "Master Lease"), Lessor leased to Sublessor an approximately 29,842 square foot industrial building (the "Premises") located in Mountain View, California, and commonly known as 515 Ellis Street. A copy of the Master Lease is attached hereto as ATTACHMENT 1 and incorporated herein by this reference.

2.       PROVISIONS CONSTITUTING SUBLEASE:

         2.1. MASTER LEASE. This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas, except as specifically set forth herein. Sublessor does not assume any of the obligations of Lessor under the Master Lease. Sublessee acknowledges that Sublessor's obligation to perform services, provide utilities, make repairs and maintain insurance shall be satisfied only to the extent that Lessor under the Master Lease satisfies those same obligations. With respect to the performance by Lessor of its obligations under the Master Lease, Sublessor's sole obligation with respect thereto shall be to request the same, on request in writing by Sublessee, and to use reasonable efforts to obtain the same from Lessor; provided, however, Sublessor shall have no obligation to institute legal action against Lessor. Notwithstanding the foregoing, Sublessor agrees to perform the obligations of Sublessor as tenant under the Master Lease to the extent such obligations are not assumed by Sublessee hereunder. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Premises any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this

Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor from (a) exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) assigning its interest in this Sublease.

         2.2. INCORPORATED PROVISIONS. All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease shall constitute the complete terms and conditions of this Sublease, except the following paragraphs which are not incorporated into this Sublease:

         Paragraphs  1, 3, 4, 5, 6, 9, 10,  17, 22 (second  and third  sentences only), 25 (last sentence only), 29 (third, fourth and fifth sentences only); additional paragraphs 35 and 36; revised insurance clause 11.4; Memorandum of Understanding dated 9-28-1999; First Addendum to Lease, dated 9-28-99, paragraphs 1 and 2; and First Amendment to Lease.

         If any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the provisions contained in this Sublease shall govern.

         2.3. LESSOR DEFAULT; CONSENTS. Notwithstanding any provision of this Sublease to the contrary, (i) Sublessor shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Sublessee by reason or as the result of any breach, default or failure to perform by Lessor under the Master Lease, and (ii) whenever the consent or approval of Sublessor is required for a particular act, event or transaction,
(A) such consent or approval by Sublessor shall be subject to the consent or approval of Lessor; and (B) should Lessor refuse to grant such consent or approval, under all circumstances, Sublessor shall be released from any obligation to grant its consent or approval.

         2.4. TERMINATION OF MASTER LEASE. If the Master Lease terminates under the specific provisions under the Master Lease, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if the Master Lease and this Sublease terminate as a result of a default of one of the parties under this Sublease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination of this Sublease.

         2.5. CONDITION PRECEDENT TO VALIDITY OF SUBLEASE. Notwithstanding any provision of this Sublease to the contrary, if Landlord does not deliver the Subleased Premises to Sublessor by, April 1, 2000, Sublessor shall have no obligation to deliver the Subleased Premises to Sublessee, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination.

         2.6. TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate,

                                       2
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so that notices may be given,  demands made,  or any act,  condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

3.       SUBLEASED PREMISES AND RENT:

         3.1. SUBLEASED PREMISES. Sublessor leases to Sublessee and Sublessee leases from Sublessor approximately 10,230 rentable square feet of space (the "Subleased Premises") contained in the Premises and located at 515-B Ellis
Street, Mountain View, California, upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises is more particularly shown on Exhibit A, attached hereto.

         3.2. RENT. Sublessee shall pay to Sublessor as Rent for the Subleased Premises the amount of Thirty-Five Thousand Eight Hundred Five Dollars ($35,805.00) per month, without deductions, offset, prior notice or demand. Rent shall be payable by Sublessee to Sublessor in advance and in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease Commencement Date or the termination date of this Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease Commencement Date or on the first day of the calendar month in which the Sublease termination date occurs, respectively. Notwithstanding the foregoing, Sublessee shall pay to Sublessor the first full calendar's month Rent in advance concurrently with the execution of this Sublease.

         3.3. SECURITY DEPOSIT. In addition to the Rent specified above, Sublessee shall pay to Sublessor concurrently with the execution of this Sublease cash in the amount of One Hundred Seven Thousand Four Hundred Fifteen Dollars ($107,415.00) as a non-interest bearing security deposit (the "Security Deposit"). In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within thirty (30) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any amounts due and owing to Sublessor.

4.       RIGHT OF USE:

         Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Lessor consent in writing to other uses prior to the commencement thereof.

5.       SUBLANDLORD'S WORK:

         Sublandlord, at its sole cost and expense, shall perform the following work ("Sublandlord's Work") to the Subleased Premises prior to the Sublease Commencement Date:

         a. Demise the Subleased Premises per the attached space plan, marked EXHIBIT A;

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         b.   Paint all interior walls;

         c.   Steam clean the carpets;

         d.   Clean all HVAC vents and returns; and

         e.   Put the Subleased Premises in a broom clean condition.

         Sublessor's obligation to perform Sublandlord's Work is contingent upon receipt of Lessor's prior written consent to perform the Sublandlord's Work to the extent required under the terms of the Master Lease. Notwithstanding the preceding, Sublessee shall take space in an "as-is" condition.

         Any other modification specific to Sublessee shall be at Sublessee's sole cost and expense and Sublessee must get the necessary approvals from both Sublessor and Lessor. Any improvements specific to Sublessee or Sublessee's specific use of the Premises, that trigger the Americans with Disability Act (A.D.A.) or Title 24 requirements shall be at the sole cost of Sublessee.

6.       ALTERATIONS AND ADDITIONS:

         Except for nonstructural alterations not exceeding One Thousand Dollars ($1,000.00) per work of improvement, Sublessee shall not make any alterations, additions or improvements to the Subleased Premises or any part thereof without first obtaining the prior written consent of the Sublessor, which consent shall not be unreasonably withheld or delayed. Sublessor may impose as a condition to the aforesaid consent such requirements as Sublessor may reasonably deem necessary in Sublessor's discretion, including, without limitation thereto; the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, which approval shall not be unreasonably withheld or delayed, the times during which it is to be accomplished, and the requirement that prior to the expiration or earlier termination of the Master Lease, Sublessee will remove any or all improvements or additions to the Subleased Premises installed at Sublessee's expense. All such alterations, additions or improvements not specified to be removed shall, at the expiration or earlier termination of this Sublease, become the property of the Sublessor and remain upon and be surrendered with the Subleased Premises. All movable furniture, business and trade fixtures, or machinery and equipment shall remain in the property of Sublessee and may be removed by Sublessee at any time during term of this Sublease when Sublessee is not in default beyond applicable cure period. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, hard wall partitioning, carpeting, or any other installation which has become an integral part of the Subleased Premises. Sublessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by Sublessor.

7.       SUBLEASE TERM:

         7.1. SUBLEASE TERM. The Sublease Term shall commence on (the "Commencement Date") the later of (i) March 1, 2000 or (ii) substantial comple-tion of Sublandlord's Work

                                       4
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(defined below) and end at 11:59 p.m. on February 28, 2001. In no event shall the Sublease Term extend beyond the term of the Master Lease.

         7.2. INABILITY TO DELIVER POSSESSION. In the event Sublessor is unable to deliver possession of the Subleased Premises by the Sublease Commencement Date, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the Sublease Term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the Sublease Term at the same rental as that prescribed for the first month of the Sublease Term prorated at the rate of 1/30th thereof per day. In the event Sublessor has been unable to deliver possession of the Subleased Premises within ninety (90) days after the Sublease Commencement Date, Sublessee, at Sublessee's option, may terminate this Sublease by written notice to Sublessor.

8.       MAINTENANCE OF THE SUBLEASED PREMISES:

         8.1.     SUBLESSOR. Sublessor shall, at its sole expense, provide five
(5) day a week janitorial service and utilities during normal business hours (Monday-Friday 8:00 a.m. - 6:00 p.m.) ("Business Hours")

         8.2. LESSOR. Lessor, at its expense per the Master Lease, shall maintain the exterior of the Premises and other aspects of the building not referred to in 8.1.

9.      UTILITIES:

         9.1. ELECTRICITY, WATER, GAS AND HEAT. Sublessor shall pay for all electricity, water, gas, heat, and power to the Subleased Premises during Busi-ness Hours.

         9.2. TELEPHONE. Sublessee shall be responsible for its own tele-phone expenses.

10.      PARKING:

         Sublessee shall be provided with a pro-rata share (based on rentable square feet of the Subleased Premises to rentable square feet of the Premises) of the parking spaces leased to Sublessor under the Master Lease, estimated to be approximately 3.3 spaces per 1,000 rentable square feet.

11.      TAXES:

         Sublessee shall be responsible for all taxes levied against Sublessee's personal property and trade or business fixtures.

12.      NOTICES:

         All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublessor shall notify Sublessee of any Event of Default under the Master Lease (as defined therein) as soon as reasonably practicable following Sublessor's receipt of notice from the Lessor of an Event of Default. If Sublessor elects to terminate the Master Lease, Sublessor shall so notify Sublessee by giving at least ten (10) days' notice prior to the effective date of such termination.

13.      BROKER FEE:

         Upon execution of this Sublease, Sublessor shall pay Cornish & Carey Commercial ("Broker"), a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker. For brokerage services rendered by Broker to Sublessor in these transactions, the fee shall be split 50% to Cornish & Carey Commercial and 50% to Colliers International.

14.      COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT:

         Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Sublessee's use of the Subleased Premises or any portion thereof; (2) the use by a Sublessee by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 14 shall be a condition of Sublessor granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

15.      COMPLIANCE WITH NONDISCRIMINATION REGULATIONS:

         It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

16.      HAZARDOUS SUBSTANCES:

         16.1. DEFINITIONS. For the purposes of this Sublease, the following terms have the following meanings:

                  a. "Environmental Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

                  b. "Hazardous Substances" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or

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

a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

         16.2. COMPLIANCE WITH ENVIRONMENTAL LAWS. Sublessee shall not use, store, release, discharge or transport any Hazardous Substances on, over or under the Subleased Premises or the Premises without Sublessor's prior written consent, which consent may be withheld in Sublessor's sole discretion. In addition, Sublessee shall, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Subleased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the Sublease Term, Sublessee shall cause all Hazardous Substances placed on, under or about the Subleased Premises by Sublessee or its officers, employees, agents, contractors or invitees to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.

         16.3. RESPONSE TO ENVIRONMENTAL CLAIMS. Sublessee shall not take any remedial action in response to the presence of any Hazardous Substances in or about the Subleased Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Subleased Premises without first notifying Lessor and Sublessor of Sublessee's intention to do so and affording Lessor and Sublessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's and Sublessor's interests with respect thereto.

17.      RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY:

         In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Tenn. In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above.

18.      INDEMNITY:

         18.1. GENERAL INDEMNITY. Sublessee shall indemnify, defend (by counsel acceptable to Sublessor in Sublessor's sole discretion), protect and hold Sublessor harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees) arising out of or relating to (i) the death of or injury to any person or damage to any property on or about the Subleased Premises or (ii) Sublessee's breach or default under this Sublease or, to the extent incorporated herein, the Master Lease. Sublessee's indemnity obligations under this Sublease given in favor of Sublessor shall extend to Sublessor's officers, directors, shareholders and employees and shall survive the expiration or earlier termination of this Sublease.

         18.2. WAIVER. With respect to any damage and destruction, Sublessee waives all rights to terminate this Sublease pursuant to rights otherwise presently or hereafter accorded by law. Sublessee expressly waives the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code and successor statutes.

19.      HOLDING OVER:

         If Sublessee holds over after the expiration of the Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublessor, then, at the option of Sublessor, Sublessee shall become and be only a month-to-month tenant at a rent equal to one hundred fifty percent (150%) of the Rent payable by Sublessee under this Sublease immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (A) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Subleased Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any holding over, and (B) Sublessee shall indemnify, defend and hold harmless Sublessor from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees (including the allocated costs of Sublessor's in-house attorneys) incurred or suffered by Sublessor by reason of Sublessee's failure to surrender the Subleased Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

20.      SIGNS:

Sublessee shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Subleased Premises without the prior written approval of Sublessor, which consent shall not be unreasonably withheld or delayed, and Lessor. All such approved signs shall strictly conform to all legal requirements and shall be installed at Sublessee's sole expense. Sublessee shall maintain such signs in good condition and repair. If Sublessee fails to remove such sign(s) upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublessor may do so at Sublessee's expense, which expense, together with interest thereon at the rate described herein, shall by paid by Sublessee to Sublessor upon demand.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date set forth above.

SUBLESSOR:

COBALT NETWORKS, INC.,
a California corporation

By: /s/ Stephen W. DeWirt
    ---------------------
    Name:   Stephen DeWirt
    Its:    President & CEO

Address: 515 Ellis Street
         Mountain View, California 94043

SUBLESSEE:

PMC-SIERRA, INC.,
a Delaware corporation

By: /s/ Geraldine Jones
    -------------------
     Name:  Geraldine Jones
     Its:   Vice President Human Resources
            and Administration

By: --------------------------
     Name: -------------------
     Its: --------------------

Address: 515-B Ellis Street
         Mountain View, California 94043

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

LESSOR CONSENT

The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Lessor:  KIFER INVESTMENT CO.

By:      /s/ XXX                                     Date:    2/25/00
    ----------------------------------------               ----------
    Name:    General Partner
         ----------------------
    Its:

                                    EXHIBIT A

                               SUBLEASED PREMISES

                                    EXHIBIT A

                                     DIAGRAM

                                  ATTACHMENT 1

                                  MASTER LEASE

                                [To be attached]



                                       13